EXHIBIT 10.7
Prepared by:
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attn: Jeffrey D. Lowe, Esq.
MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FINANCING STATEMENT
From
WEST TELEMARKETING, LP
To
LEHMAN COMMERCIAL PAPER INC.

THE MAXIMUM PRINCIPAL INDEBTEDNESS WHICH MAY BE SECURED BY OR
WHICH BY ANY CONTINGENCY MAY BE SECURED BY THIS MORTGAGE IS
$6,468,100.21
Dated: October 24, 2006
Premises: Pensacola, Florida
Escambia County

THIS INSTRUMENT IS TO BE INDEXED AS BOTH A MORTGAGE AND A
FIXTURE FILING FILED AS A FINANCING STATEMENT

NOTE TO RECORDER: This Mortgage is one of several instruments securing the Indebtedness described herein, which security interests encumber real and personal property located in other States and the State of Florida. This Mortgage limits recovery to $6,468,100.21, which is less than the full amount of the indebtedness, and accordingly documentary stamps and intangible taxes are due on the amount of such maximum recovery, and thus documentary stamp taxes in the amount of $22,638.70 and intangible taxes in the amount of $12,936.20 are being paid hereon.

     THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FINANCING STATEMENT dated as of October 24, 2006 (this “Mortgage”), by WEST TELEMARKETING, LP, a Delaware limited partnership, having an office at 11808 Miracle Hills Drive, Omaha, Nebraska (the “Mortgagor”), to LEHMAN COMMERCIAL PAPER INC., a Delaware corporation, having an office at 745 Seventh Avenue, New York, New York 10019 (the “Mortgagee”) as Administrative Agent for the Secured Parties (as such terms are defined below).
WITNESSETH THAT:
     Reference is made to (i) the Credit Agreement dated as of even date hereof (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among West Corporation, a Delaware corporation, as Borrower (the “Borrower”), Mortgagee, as Administrative Agent (the “Administrative Agent”), Deutsche Bank Securities Inc. and Bank of America, N.A. as syndication agents, Wachovia Capital Markets, LLC and General Electric Capital Corporation as Co-Documentation Agents and the several financial institutions and other entities from time to time parties thereto (collectively, the “Lenders”), (ii) the Guaranty (as defined in the Credit Agreement),and (iii) the Security Agreement (as defined in the Credit Agreement). Capitalized terms used but not defined herein have the meanings given to them in the Credit Agreement.
     In the Credit Agreement, (i) the Lenders have agreed to make term loans (the “Term Loans”) and revolving credit loans (the “Revolving Loans”) to the Borrower, (ii) the Swingline Lender has agreed to make swingline loans to the Borrower (the “Swing Line Loans”, together with Term Loans and Revolving Loans, the “Loans”) and (iii) the L/C Issuers have issued or agreed to issue from time to time Letters of Credit for the account of the Borrower, in each case pursuant to, upon the terms, and subject to the conditions specified in, the Credit Agreement. Amounts paid in respect of Term Loans may not be reborrowed. Subject to the terms of the Credit Agreement, the Borrowers may borrow, prepay and reborrow Revolving Loans. The Credit Agreement provides that the sum of the principal amount of the Loans and the Letters of Credit from time to time outstanding and secured hereby shall not exceed $2,350,000,000.00.
     Mortgagor is an indirect wholly owned Subsidiary of Borrower, and will derive substantial benefit from the making of the Loans by the Lenders and the issuance of the Letters of Credit by the L/C Issuers. In order to induce the Lenders to make Loans and the L/C Issuers to issue Letters of Credit, the Mortgagor has agreed to guarantee, among other things, the due and punctual payment and performance of all of the obligations of the Borrowers under the Credit Agreement pursuant to the terms of the Guaranty and the Security Agreement.
     The obligations of the Lenders to make Loans and of the L/C Issuers to issue Letters of Credit are conditioned upon, among other things, the execution and delivery by the Mortgagor of this Mortgage in the form hereof to secure the Secured Obligations (as defined in the Security Agreement).

     Pursuant to the requirements of the Credit Agreement, the Mortgagor is granting this Mortgage to create a lien on and a security interest in the Mortgaged Property (as hereinafter defined) to secure the performance and payment by the Mortgagor of the Secured Obligations (as defined in the Security Agreement). The Credit Agreement also requires the granting by other Loan Parties of mortgages, deeds of trust and/or deeds to secure debt (the “Other Mortgages”) that create liens on and security interests in certain real and personal property other than the Mortgaged Property to secure the performance of the Secured Obligations (as defined in the Security Agreement).
Granting Clauses
     NOW, THEREFORE, IN CONSIDERATION OF the foregoing and in order to secure the due and punctual payment and performance of the Secured Obligations (as defined in the Security Agreement) for the benefit of the Secured Parties (as defined in the Security Agreement), Mortgagor hereby grants, conveys, mortgages, assigns and pledges to the Mortgagee, WITH MORTGAGE COVENANTS, a mortgage lien on and a security interest in all of Mortgagor’s right, title, and interest in and to, all the following described property (the “Mortgaged Property”) whether now owned or held or hereafter acquired:
     (1) the land more particularly described on Exhibit A hereto (the “Land”), together with all rights appurtenant thereto, including the easements over certain other adjoining land granted by any easement agreements, covenant or restrictive agreements and all air rights, mineral rights, water rights, oil and gas rights and development rights, if any, relating thereto, and also together with all of the other easements, rights, privileges, interests, hereditaments and appurtenances thereunto belonging or in any way appertaining and all of the estate, right, title, interest, claim or demand whatsoever of Mortgagor therein and in the streets and ways adjacent thereto, either in law or in equity, in possession or expectancy, now or hereafter acquired (the “Premises”);
     (2) all buildings, improvements, structures, paving, parking areas, walkways and landscaping now or hereafter erected or located upon the Land, and all fixtures of every kind and type affixed to the Premises or attached to or forming part of any structures, buildings or improvements and replacements thereof now or hereafter erected or located upon the Land (the “Improvements”);
     (3) subject to the terms of the Security Agreement, all apparatus, movable appliances, building materials, equipment, fittings, furnishings, furniture, machinery and other articles of tangible personal property of every kind and nature, and replacements thereof, now or at any time hereafter placed upon or used in any way in connection with the use, enjoyment, occupancy or operation of the Improvements or the Premises, including all of Mortgagor’s books and records relating thereto and including all pumps, tanks, goods, machinery, tools, equipment, lifts (including fire sprinklers and alarm systems, fire prevention or control systems, cleaning rigs, air conditioning, heating, boilers, refrigerating, electronic monitoring, water, loading, unloading, lighting, power, sanitation, waste removal, entertainment, communications, computers, recreational, window or structural, maintenance, truck or car repair and all other equipment of every kind), restaurant, bar and all other indoor or outdoor furniture (including tables, chairs, booths, serving stands, planters, desks, sofas, racks, shelves, lockers and cabinets), bar equipment, glasses, cutlery, uniforms, linens, memorabilia and other decorative items, furnishings, appliances, supplies, inventory, rugs, carpets and other floor coverings, draperies, drapery rods and brackets, awnings, venetian blinds, partitions, chandeliers and other lighting fixtures, freezers, refrigerators, walk-in coolers, signs (indoor and outdoor), computer systems, cash registers and inventory control systems, and all other apparatus, equipment, furniture, furnishings, and articles used in connection with the use or operation of the Improvements or the Premises, it being understood that the enumeration of any specific articles of property shall in no way result in or be held to exclude any items of property not specifically mentioned (the property referred to in this subparagraph (3), the “Personal Property”);
     (4) subject to the terms of the Security Agreement, all general intangibles owned by Mortgagor and relating to design, development, operation, management and use of the Premises or the Improvements, all certificates of occupancy, zoning variances, building, use or other permits, approvals, authorizations and consents obtained from and all materials prepared for filing or filed with any governmental agency in connection with the development, use, operation or management of the Premises and Improvements, all construction, service, engineering, consulting, leasing, architectural and other similar contracts concerning the design, construction, management, operation, occupancy and/or use of the Premises and Improvements, all architectural drawings, plans, specifications, soil tests, feasibility studies, appraisals, environmental studies, engineering reports and similar materials relating to any portion of or all of the Premises and Improvements, and all payment and performance bonds or warranties or guarantees relating to the Premises or the Improvements, all to the extent assignable (the “Permits, Plans and Warranties”);
     (5) all now or hereafter existing leases or licenses (under which Mortgagor is landlord or licensor) and subleases (under which Mortgagor is sublandlord), concession, management, mineral or other agreements of a similar kind that permit the use or occupancy of the Premises or the Improvements for any purpose in return for any payment, or the extraction or taking of any gas, oil, water or other minerals from the Premises in return for payment of any fee, rent or royalty (collectively, “Leases”), and all agreements or contracts for the sale or other disposition of all or any part of the Premises or the Improvements, now or hereafter entered into by Mortgagor, together with all charges, fees, income, issues, profits, receipts, rents, revenues or royalties payable thereunder (“Rents”);
     (6) except as may be provided to the contrary in the Credit Agreement, all real estate tax refunds and all proceeds of the conversion, voluntary or involuntary, of any of the Mortgaged Property into cash or liquidated claims (“Proceeds”), including Proceeds of insurance maintained by the Mortgagor and condemnation awards, any awards that may become due by reason of the taking by eminent domain or any transfer in lieu thereof of the whole or any part of the Premises or Improvements or any rights appurtenant thereto, and any awards for change of grade of streets, together with any and all moneys now or hereafter on deposit for the payment of real estate taxes, assessments or common area charges levied against the Mortgaged Property, unearned premiums on policies of fire and other insurance maintained by the Mortgagor covering any interest in the Mortgaged Property or required by the Credit Agreement; and
     (7) all extensions, improvements, betterments, renewals, substitutes and replacements of and all additions and appurtenances to, the Land, the Premises, the Improvements, the Personal Property, the Permits, Plans and Warranties and the Leases, hereinafter acquired by or released to the Mortgagor or constructed, assembled or placed by the Mortgagor on the Land, the Premises or the Improvements, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, deed of trust, conveyance, assignment or other act by the Mortgagor, all of which shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by the Mortgagor and specifically described herein.
provided that notwithstanding anything to the contrary in this Mortgage, this Mortgage shall not constitute a grant of a security interest in any general intangible, investment property or other such rights of a Mortgagor arising under any contract, lease, instrument, license or other document if (but only to the extent that) the grant of a security interest therein would (x) constitute a violation of a valid and enforceable restriction in respect of such general intangible, investment property or other such rights in favor of a third party or under any law, regulation, permit, order or decree of any governmental authority, unless and until all required consents shall have been obtained (for the avoidance of doubt, the restrictions described herein are not negative pledges or similar undertakings in favor of a lender or other financial counterparty) or (y) expressly give any other party in respect of any such contract, lease, instrument, license or other document, the right to terminate its obligations thereunder, provided however, that the limitation set forth above shall not affect, limit, restrict or impair the grant by Mortgagor of a security interest pursuant to this Mortgage in any such Mortgaged Property to the extent that an otherwise applicable prohibition or restriction on such grant is rendered ineffective by any applicable law, including the UCC. Mortgagor shall, if requested to do so by the Mortgagee, use commercially reasonably efforts to obtain any such required consent that is reasonably obtainable with respect to Mortgaged Property which the Mortgagee reasonably determines to be material.
     TO HAVE AND TO HOLD the Mortgaged Property unto the Mortgagee, its successors and assigns, for the ratable benefit of the Secured Parties, forever, subject only to permitted encumbrances pursuant to Section 7.01 of the Credit Agreement (“Permitted Encumbrances”).

ARTICLE I
Representations, Warranties and Covenants of Mortgagor
Mortgagor agrees, covenants, represents and/or warrants as follows:
     SECTION 1.01. Title, Mortgage Lien. (a) Mortgagor has good and marketable fee simple title to the Mortgaged Property, subject only to Permitted Encumbrances.
     (b) This Mortgage and the Uniform Commercial Code Financing Statements described in Section 1.08 of this Mortgage, when duly recorded in the public records identified in [the Perfection Certificate] (as defined in the Security Agreement) will create a valid, perfected and enforceable lien upon and security interest in all of the Mortgaged Property to the extent perfection can be obtained by filing uniform commercial code financing statements.
     (c) Mortgagor will forever warrant and defend its title to the Mortgaged Property, the rights of Mortgagee therein under this Mortgage and the validity and priority of the lien of this Mortgage thereon against the claims of all persons and parties except those having rights under Permitted Encumbrances to the extent of those rights.
     SECTION 1.02. Credit Agreement. This Mortgage is given pursuant to the Credit Agreement. Mortgagor expressly covenants and agrees to pay when due, and to timely perform, and to cause the other Loan Parties to pay when due, and to timely perform, the Secured Obligations (as defined in the Security Agreement)in accordance with the terms of the Loan Documents.
     SECTION 1.03. Maintenance of Mortgaged Property. Mortgagor will maintain the Improvements and the Personal Property in the manner required by the Credit Agreement.
     SECTION 1.04. Insurance. If any portion of Improvements constituting part of the Mortgaged Property is located in an area identified as a special flood hazard area by Federal Emergency Management Agency or other applicable agency, Mortgagor will purchase flood insurance in an amount satisfactory to Mortgagee, but in no event less than the maximum limit of coverage available under the National Flood Insurance Act of 1968, as amended.
     SECTION 1.05. Casualty Condemnation/Eminent Domain. Mortgagor shall give Mortgagee prompt written notice of any casualty or other damage to the Mortgaged Property or any proceeding for the taking of the Mortgaged Property or any portion thereof or interest therein under power of eminent domain or by condemnation or any similar proceeding in accordance with, and to the extent required by, the Credit Agreement. Any Net Cash Proceeds received by or on behalf of the Mortgagor in respect of any such casualty, damage or taking shall be applied in accordance with the Credit Agreement.
     SECTION 1.06. Assignment of Leases and Rents. (a) Mortgagor hereby irrevocably and absolutely grants, transfers and assigns all of its right, title and interest in all Leases, together with any and all extensions and renewals thereof for purposes of securing and discharging the performance by Mortgagor of the Secured Obligations. Mortgagor has not

assigned or executed any assignment of, and will not assign or execute any assignment of, any Leases or the Rents payable thereunder to anyone other than Mortgagee.
     (b) All Leases entered into by Mortgagor after the date hereof shall be subordinate to the lien of this Mortgage. Mortgagor will not enter into, modify or amend any Lease if such Lease, as entered into, modified or amended, will not be subordinate to the lien of this Mortgage.
     (c) Subject to Section 1.06(d), Mortgagor has assigned and transferred to Mortgagee all of Mortgagor’s right, title and interest in and to the Rents now or hereafter arising from each Lease heretofore or hereafter made or agreed to by Mortgagor, it being intended that this assignment establish, subject to Section 1.06(d), an absolute transfer and assignment of all Rents and all Leases to Mortgagee and not merely to grant a security interest therein. Subject to Section 1.06(d), Mortgagee may in Mortgagor’s name and stead (with or without first taking possession of any of the Mortgaged Property personally or by receiver as provided herein) operate the Mortgaged Property and rent, lease or let all or any portion of any of the Mortgaged Property to any party or parties at such rental and upon such terms as Mortgagee shall, in its sole discretion, determine, and may collect and have the benefit of all of said Rents arising from or accruing at any time thereafter or that may thereafter become due under any Lease.
     (d) So long as an Event of Default shall not have occurred and be continuing, Mortgagee will not exercise any of its rights under Section 1.06(c), and Mortgagor shall receive and collect the Rents accruing under any Lease; but after the happening and during the continuance of any Event of Default, Mortgagee may, at its option, receive and collect all Rents and enter upon the Premises and Improvements through its officers, agents, employees or attorneys for such purpose and for the operation and maintenance thereof. Mortgagor hereby irrevocably authorizes and directs each tenant, if any, and each successor, if any, to the interest of any tenant under any Lease, respectively, to rely upon any notice of a claimed Event of Default sent by Mortgagee to any such tenant or any of such tenant’s successors in interest, and thereafter to pay Rents to Mortgagee without any obligation or right to inquire as to whether an Event of Default actually exists and even if some notice to the contrary is received from the Mortgagor, who shall have no right or claim against any such tenant or successor in interest for any such Rents so paid to Mortgagee. Each tenant or any of such tenant’s successors in interest from whom Mortgagee or any officer, agent, attorney or employee of Mortgagee shall have collected any Rents, shall be authorized to pay Rents to Mortgagor only after such tenant or any of their successors in interest shall have received written notice from Mortgagee that the Event of Default is no longer continuing, unless and until a further notice of an Event of Default is given by Mortgagee to such tenant or any of its successors in interest.
     (e) Mortgagee will not become a mortgagee in possession so long as it does not enter or take actual possession of the Mortgaged Property. In addition, so long as it does not enter or take actual possession of the Mortgaged Property, Mortgagee shall not be responsible or liable for performing any of the obligations of the landlord under any Lease, for any waste by any tenant, or others, for any dangerous or defective conditions of any of the Mortgaged

Property, for negligence in the management, upkeep, repair or control of any of the Mortgaged Property or any other act or omission by any other person.
     (f) Mortgagor shall furnish to Mortgagee, within 30 days after a request by Mortgagee to do so, a written statement containing the names of all tenants, subtenants and concessionaires of the Premises or Improvements, the terms of any Lease, the space occupied and the rentals and/or other amounts payable thereunder.
     SECTION 1.07. Security Agreement. This Mortgage is both a mortgage of real property and a grant of a security interest in personal property, and shall constitute and serve as a “Security Agreement” within the meaning of the uniform commercial code as adopted in the state wherein the Premises are located (“UCC”). Mortgagor has hereby granted unto Mortgagee a security interest in and to all the Mortgaged Property described in this Mortgage that is not real property, and simultaneously with the recording of this Mortgage, Mortgagor has filed or will file UCC financing statements, and will file continuation statements prior to the lapse thereof, at the appropriate offices in the jurisdiction of formation of the Mortgagor to perfect the security interest granted by this Mortgage in all the Mortgaged Property that is not real property to the extent perfection can be obtained by the filing of UCC financing statements. Mortgagor hereby appoints Mortgagee as its true and lawful attorney-in-fact and agent, for Mortgagor and in its name, place and stead, in any and all capacities, to execute any document and to file the same in the appropriate offices (to the extent it may lawfully do so), and to perform each and every act and thing reasonably requisite and necessary to be done to perfect the security interest contemplated by the preceding sentence. Mortgagee shall have all rights with respect to the part of the Mortgaged Property that is the subject of a security interest afforded by the UCC in addition to, but not in limitation of, the other rights afforded Mortgagee hereunder. Notwithstanding any other provision in this Mortgage, in the event of any conflict between the provisions of this Mortgage and the Security Agreement, the provisions of the Security Agreement shall control.
     SECTION 1.08. Filing and Recording. Mortgagor will cause this Mortgage, the UCC financing statements referred to in Section 1.07, any other security instrument creating a security interest in or evidencing the lien hereof upon the Mortgaged Property and each UCC continuation statement and instrument of further assurance to be filed, registered or recorded and, if necessary, refiled, rerecorded and reregistered, in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to perfect the lien hereof upon, and the security interest of Mortgagee in, the Mortgaged Property until this Mortgage is terminated and released in full in accordance with Section 3.04 hereof. Mortgagor will pay all filing, registration and recording fees, all Federal, state, county and municipal recording, documentary or intangible taxes and other taxes, duties, imposts, assessments and charges, and all reasonable expenses incidental to or arising out of or in connection with the execution, delivery and recording of this Mortgage, UCC continuation statements any mortgage supplemental hereto, any security instrument with respect to the Personal Property, Permits, Plans and Warranties and Proceeds or any instrument of further assurance.
     SECTION 1.09. Further Assurances. Upon request by Mortgagee, Mortgagor will, at the cost of Mortgagor and without expense to Mortgagee, do, execute, acknowledge and deliver all such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as Mortgagee shall from time to time reasonably require for the better assuring, conveying, assigning, transferring and confirming unto Mortgagee the property and rights hereby conveyed or assigned or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage, or for filing, registering or recording this Mortgage, and on demand, Mortgagor will also execute and deliver and hereby appoints Mortgagee as its true and lawful attorney-in-fact and agent, for Mortgagor and in its name, place and stead, in any and all capacities, to execute and file to the extent it may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments reasonably requested by Mortgagee to evidence more effectively the lien hereof upon the Personal Property and to perform each and every act and thing reasonably requested to be done to accomplish the same.
     SECTION 1.10. Additions to Mortgaged Property. All right, title and interest of Mortgagor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Mortgaged Property hereafter acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor upon the Premises or the Improvements, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case without any further mortgage, conveyance, assignment or other act by Mortgagor, shall become subject to the lien and security interest of this Mortgage as fully and completely and with the same effect as though now owned by Mortgagor and specifically described in the grant of the Mortgaged Property above, but at any and all times Mortgagor will execute and deliver to Mortgagee any and all such further assurances, mortgages, conveyances or assignments thereof as Mortgagee may reasonably require for the purpose of expressly and specifically subjecting the same to the lien and security interest of this Mortgage.
     SECTION 1.11. No Claims Against Mortgagee. Nothing contained in this Mortgage shall constitute any consent or request by Mortgagee, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof, nor as giving Mortgagor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Mortgagee in respect thereof.
     SECTION 1.12. Fixture Filing. (a) Certain portions of the Mortgaged Property are or will become “fixtures” (as that term is defined in the UCC) on the Land, and this Mortgage, upon being filed for record in the real estate records of the county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said UCC upon such portions of the Mortgaged Property that are or become fixtures.
     (b) The real property to which the fixtures relate is described in Exhibit A attached hereto. The record owner of the real property described in Exhibit A attached hereto is Mortgagor. The name, type of organization and jurisdiction of organization of the debtor for purposes of this financing statement are the name, type of organization and jurisdiction of organization of the Mortgagor set forth in the first paragraph of this Mortgage, and the name of the secured party for purposes of this financing statement is the name of the Mortgagee set forth in the first paragraph of this Mortgage. The mailing address of the Mortgagor/debtor is the address of the Mortgagor set forth in the first paragraph of this Mortgage. The mailing address of the Mortgagee/secured party from which information concerning the security interest hereunder may be obtained is the address of the Mortgagee set forth in the first paragraph of this Mortgage. Mortgagor’s organizational identification number is 3607640.
ARTICLE II
Defaults and Remedies
     SECTION 2.01. Events of Default. Any Event of Default under the Credit Agreement (as such term is defined therein) shall constitute an Event of Default under this Mortgage.
     SECTION 2.02. Demand for Payment. If an Event of Default shall occur and be continuing, then, upon written demand of Mortgagee, Mortgagor will pay to Mortgagee all amounts due hereunder, and under the Credit Agreement, the Guaranty and the Security Agreement and such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable attorneys’ fees, disbursements and expenses incurred by Mortgagee, and Mortgagee shall be entitled and empowered to institute an action or proceedings at law or in equity for the collection of the sums so due and unpaid, to prosecute any such action or proceedings to judgment or final decree, to enforce any such judgment or final decree against Mortgagor and to collect, in any manner provided by law, all moneys adjudged or decreed to be payable.
     SECTION 2.03. Rights To Take Possession, Operate and Apply Revenues. (a) If an Event of Default shall occur and be continuing, Mortgagor shall, upon demand of Mortgagee, forthwith surrender to Mortgagee actual possession of the Mortgaged Property and, if and to the extent not prohibited by applicable law, Mortgagee itself, or by such officers or agents as it may appoint, may then enter and take possession of all the Mortgaged Property without the appointment of a receiver or an application therefor, exclude Mortgagor and its agents and employees wholly therefrom, and have access to the books, papers and accounts of Mortgagor.
     (b) If Mortgagor shall for any reason fail to surrender or deliver the Mortgaged Property or any part thereof after such demand by Mortgagee, Mortgagee may to the extent not prohibited by applicable law, obtain a judgment or decree conferring upon Mortgagee the right to immediate possession or requiring Mortgagor to deliver immediate possession of the Mortgaged Property to Mortgagee, to the entry of which judgment or decree Mortgagor hereby specifically consents. Mortgagor will pay to Mortgagee, upon demand, all reasonable expenses of obtaining such judgment or decree, including reasonable compensation to Mortgagee’s attorneys and agents; and all such expenses and compensation shall, until paid, be secured by this Mortgage.

     (c) Upon every such entry or taking of possession, Mortgagee may, to the extent not prohibited by applicable law, hold, store, use, operate, manage and control the Mortgaged Property, conduct the business thereof and, from time to time, (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon, (ii) purchase or otherwise acquire additional fixtures, personalty and other property, (iii) insure or keep the Mortgaged Property insured, (iv) manage and operate the Mortgaged Property and exercise all the rights and powers of Mortgagor to the same extent as Mortgagor could in its own name or otherwise with respect to the same, or (v) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted Mortgagee, all as may from time to time be directed or determined by Mortgagee to be in its best interest and Mortgagor hereby appoints Mortgagee as its true and lawful attorney-in-fact and agent, for Mortgagor and in its name, place and stead, in any and all capacities, to perform any of the foregoing acts. Mortgagee may collect and receive all the Rents, issues, profits and revenues from the Mortgaged Property, including those past due as well as those accruing thereafter, and, after deducting (i) all expenses of taking, holding, managing and operating the Mortgaged Property (including compensation for the services of all persons employed for such purposes), (ii) the costs of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions, (iii) the costs of insurance, (iv) such taxes, assessments and other similar charges as Mortgagee may at its option pay, (v) other proper charges upon the Mortgaged Property or any part thereof and (vi) the compensation, expenses and disbursements of the attorneys and agents of Mortgagee, Mortgagee shall apply the remainder of the moneys and proceeds so received pursuant to Section 2.08.
     (d) Whenever, before any sale of the Mortgaged Property under Section 2.06, all Secured Obligations that are then due shall have been paid and all Events of Default fully cured, Mortgagee will surrender possession of the Mortgaged Property back to Mortgagor, its successors or assigns. The same right of taking possession shall, however, arise again if any subsequent Event of Default shall occur and be continuing.
     SECTION 2.04. Right To Cure Mortgagor’s Failure to Perform. Should Mortgagor fail in the payment, performance or observance of any term, covenant or condition required by this Mortgage or the Credit Agreement (with respect to the Mortgaged Property), Mortgagee may with notice to Mortgagor pay, perform or observe the same, and all payments made or costs or expenses incurred by Mortgagee in connection therewith shall be secured hereby and shall be, within 10 days of demand repaid by Mortgagor to Mortgagee. Mortgagee shall be the judge using reasonable discretion of the necessity for any such actions and of the amounts to be paid. Mortgagee is hereby empowered to enter and to authorize others to enter upon the Premises or the Improvements or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without having any obligation to so perform or observe and without thereby becoming liable to Mortgagor, to any person in possession holding under Mortgagor or to any other person.
     SECTION 2.05. Right to a Receiver. If an Event of Default shall occur and be continuing, Mortgagee, upon application to a court of competent jurisdiction, shall be entitled as a matter of right to the appointment of a receiver to take possession of and to operate the Mortgaged Property and to collect and apply the Rents. The receiver shall have all of the rights and powers permitted under the laws of the state wherein the Mortgaged Property is located. Mortgagor shall pay to Mortgagee within 10 days of demand all reasonable expenses, including receiver’s fees, reasonable attorney’s fees and disbursements, costs and agent’s compensation incurred pursuant to the provisions of this Section 2.05; and all such expenses shall be secured by this Mortgage and shall be within 10 days of demand repaid by Mortgagor to Mortgagee.
     SECTION 2.06. Foreclosure and Sale. (a) If an Event of Default shall occur and be continuing, Mortgagee may, upon 10 Business Days notice to Mortgagor, commence a civil action to foreclose this Mortgage pursuant to Florida law. In any suit to foreclose the mortgage lien hereof, there shall be allowed and included as additional Debt in the final judgment of foreclosure, all expenditures and expenses authorized by the Florida law and all other expenditures and expenses which may be actually paid or incurred by or on behalf of Mortgagee for reasonable attorney’s fees, appraiser’s fees, outlays for documentary and expert evidence, stenographer’s charges, publication costs, and costs (which may be reasonably estimated as to items to be expended after entry of the final judgment) of procuring all such abstracts of title, title searches and examinations, title insurance policies, and similar data and assurance with respect to title as Mortgagee may deem reasonably necessary either to prosecute such suit or to evidence to bidders at sales which may be had pursuant to such judgment the true conditions of the title to or the value of the Mortgaged Property. All expenditures and expenses of the nature mentioned in this paragraph, and such other expenses and fees as may be actually incurred in the protection of the Mortgaged Property and rents and income therefrom and the maintenance of the lien of this Mortgage, including the reasonable fees of any attorney employed by Mortgagee in any litigation or proceedings affecting this Mortgage, the Loans or the Mortgaged Property, including bankruptcy proceedings, or in preparation of the commencement or defense of any proceedings or threatened suit or proceeding, or otherwise in dealing specifically therewith, shall be so much additional Debt and shall be immediately due and payable by Mortgagor, with interest thereon at the applicable interest rate as agreed to in the Loans until paid.
     (b) The Mortgaged Property may be sold at a foreclosure sale held in accordance with Florida law and shall be subject to unpaid taxes and Permitted Encumbrances, and the proceeds of such sale shall be applied in the manner set forth in Section 2.08.
     (c) Any foreclosure sale of less than the whole of the Mortgaged Property shall not exhaust the right of Mortgagee to seek foreclosure of any remaining of the Mortgaged Property and subsequent sales may be made hereunder until the Secured Obligations have been satisfied, or the entirety of the Mortgaged Property has been completely foreclosed.
     (d) If an Event of Default shall occur and be continuing, Mortgagee may instead of, or in addition to, exercising the rights described in Section 2.06(a) above and either with or without entry or taking possession as herein permitted, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (i) to specifically enforce payment of some or all of the Secured Obligations, or the performance of any term, covenant, condition or agreement of this Mortgage or any other Loan Document or any other right, or (ii) to pursue any other remedy available to Mortgagee, all as Mortgagee shall determine most effectual for such purposes.

     SECTION 2.07. Other Remedies. (a) In case an Event of Default shall occur and be continuing, Mortgagee may also exercise, to the extent not prohibited by law, any or all of the remedies available to a secured party under the UCC.
     (b) In connection with a sale of the Mortgaged Property or any Personal Property and the application of the proceeds of sale as provided in Section 2.08, to the extent permitted by law Mortgagee shall be entitled to enforce payment of and to receive up to the principal amount of the Secured Obligations, plus all other charges, payments and costs due under this Mortgage, and to recover a deficiency judgment for any portion of the aggregate principal amount of the Secured Obligations remaining unpaid, with interest.
     SECTION 2.08. Application of Sale Proceeds and Rents. After any foreclosure sale of all or any of the Mortgaged Property, Mortgagee shall receive and apply the proceeds of the sale together with any Rents that may have been collected and any other sums that then may be held by Mortgagee under this Mortgage as follows:
     FIRST, to the payment of all costs and expenses incurred by the Mortgagee in connection with such collection or sale or otherwise in connection with this Mortgage or any of the Secured Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Mortgagee hereunder or under any Mortgage on behalf of Mortgagor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any Mortgage;
     SECOND, to the payment in full of the Secured Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution);
     THIRD, to the Mortgagor, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.
     SECTION 2.09. Mortgagor as Tenant Holding Over. If Mortgagor remains in possession of any of the Mortgaged Property after any foreclosure sale by Mortgagee, at Mortgagee’s election Mortgagor shall be deemed a tenant holding over and shall forthwith surrender possession to the purchaser or purchasers at such sale or be summarily dispossessed or evicted according to provisions of law applicable to tenants holding over.
     SECTION 2.10. Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws. Mortgagor waives, to the extent not prohibited by law, (i) the benefit of all laws now existing or that hereafter may be enacted (x) providing for any appraisement or valuation of any portion of the Mortgaged Property and/or (y) in any way extending the time for the enforcement or the collection of amounts due under any of the Secured Obligations or creating or extending a period of redemption from any sale made in collecting said debt or any other amounts due Mortgagee, (ii) any right to at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any homestead exemption, stay, statute of limitations, extension or redemption, or sale of the

Mortgaged Property as separate tracts, units or estates or as a single parcel in the event of foreclosure or notice of deficiency, and (iii) all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of or each of the Secured Obligations and marshaling in the event of foreclosure of this Mortgage.
     SECTION 2.11. Discontinuance of Proceedings. In case Mortgagee shall proceed to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall be discontinued or abandoned for any reason, or shall be determined adversely to Mortgagee, then and in every such case Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Mortgagee shall continue as if no such proceeding had been taken.
     SECTION 2.12. Suits To Protect the Mortgaged Property. Mortgagee shall have power (a) to institute and maintain suits and proceedings to prevent any impairment of the Mortgaged Property by any acts that may be unlawful or in violation of this Mortgage, (b) to preserve or protect its interest in the Mortgaged Property and in the Rents arising therefrom and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of or compliance with such enactment, rule or order would impair the security or be prejudicial to the interest of Mortgagee hereunder.
     SECTION 2.13. Filing Proofs of Claim. In case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Mortgagor, Mortgagee shall, to the extent permitted by law, be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Mortgagee allowed in such proceedings for the Secured Obligations secured by this Mortgage at the date of the institution of such proceedings and for any interest accrued, late charges and additional interest or other amounts due or that may become due and payable hereunder after such date.
     SECTION 2.14. Possession by Mortgagee. Notwithstanding the appointment of any receiver, liquidator or trustee of Mortgagor, any of its property or the Mortgaged Property, Mortgagee shall be entitled, to the extent not prohibited by law, to remain in possession and control of all parts of the Mortgaged Property now or hereafter granted under this Mortgage to Mortgagee in accordance with the terms hereof and applicable law.
     SECTION 2.15. Waiver. (a) No delay or failure by Mortgagee to exercise any right, power or remedy accruing upon any breach or Event of Default shall exhaust or impair any such right, power or remedy or be construed to be a waiver of any such breach or Event of Default or acquiescence therein; and every right, power and remedy given by this Mortgage to Mortgagee may be exercised from time to time and as often as may be deemed expedient by Mortgagee. No consent or waiver by Mortgagee to or of any breach or Event of Default by Mortgagor in the performance of the Secured Obligations shall be deemed or construed to be a consent or waiver to or of any other breach or Event of Default in the performance of the same or of any other Secured Obligations by Mortgagor hereunder. No failure on the part of Mortgagee to complain of any act or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall constitute a waiver by Mortgagee of its rights hereunder or impair any rights, powers or remedies consequent on any future Event of Default by Mortgagor.
     (b) Even if Mortgagee (i) grants some forbearance or an extension of time for the payment of any sums secured hereby, (ii) takes other or additional security for the payment of any sums secured hereby, (iii) waives or does not exercise some right granted herein or under the Loan Documents, (iv) releases a part of the Mortgaged Property from this Mortgage, (v) agrees to change some of the terms, covenants, conditions or agreements of any of the Loan Documents, (vi) consents to the filing of a map, plat or replat affecting the Premises, (vii) consents to the granting of an easement or other right affecting the Premises or (viii) makes or consents to an agreement subordinating Mortgagee’s lien on the Mortgaged Property hereunder; no such act or omission shall preclude Mortgagee from exercising any other right, power or privilege herein granted or intended to be granted in the event of any breach or Event of Default then made or of any subsequent default; nor, except as otherwise expressly provided in an instrument executed by Mortgagee, shall this Mortgage be altered thereby. In the event of the sale or transfer by operation of law or otherwise of all or part of the Mortgaged Property, Mortgagee is hereby authorized and empowered to deal with any vendee or transferee with reference to the Mortgaged Property secured hereby, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, obligations or undertakings.
     SECTION 2.16. Waiver of Trial by Jury. To the fullest extent permitted by applicable law, Mortgagor and Mortgagee each hereby irrevocably and unconditionally waive trial by jury in any action, claim, suit or proceeding relating to this Mortgage and for any counterclaim brought therein.
     SECTION 2.17. Remedies Cumulative. No right, power or remedy conferred upon or reserved to Mortgagee by this Mortgage is intended to be exclusive of any other right, power or remedy, and each and every such right, power and remedy shall be cumulative and concurrent and in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.
ARTICLE III
Miscellaneous
     SECTION 3.01. Partial Invalidity. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such validity, illegality or unenforceability shall, at the option of Mortgagee, not affect any other provision of this Mortgage, and this Mortgage shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.
     SECTION 3.02. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement.

     SECTION 3.03. Successors and Assigns. All of the grants, covenants, terms, provisions and conditions herein shall run with the Premises and the Improvements and shall apply to, bind and inure to, the benefit of the permitted successors and assigns of Mortgagor and the successors and assigns of Mortgagee.
     SECTION 3.04. Satisfaction and Cancelation. (a) The conveyance to Mortgagee of the Mortgaged Property as security created and consummated by this Mortgage shall be null and void when all the Secured Obligations (as defined in the Security Agreement) have been indefeasibly paid in full in accordance with the terms of the Loan Documents and the Lenders have no further commitment to make Loans under the Credit Agreement, the L/C Obligations have been reduced to zero and the L/C Issuers have no further obligations to issue Letters of Credit under the Credit Agreement.
     (b) Upon a sale or financing by Mortgagor of all or any portion of the Mortgaged Property that is permitted by the Credit Agreement, the lien of this Mortgage shall be automatically released from the applicable portion of the Mortgaged Property. Mortgagor shall give the Mortgagee reasonable written notice of any sale or financing of the Mortgaged Property prior to the closing of such sale or financing.
     (c) In connection with any termination or release pursuant to paragraph (a), the Mortgage shall be marked “satisfied” by the Mortgagee, and this Mortgage shall be canceled of record at the request and at the expense of the Mortgagor. Mortgagee shall execute any documents reasonably requested by Mortgagor to accomplish the foregoing or to accomplish any release contemplated by this Section 3.04 and Mortgagor will pay all reasonable costs and expenses, including reasonable attorneys’ fees, disbursements and other charges, incurred by Mortgagee in connection with the preparation and execution of such documents.
     SECTION 3.05. Definitions. As used in this Mortgage, the singular shall include the plural as the context requires and the following words and phrases shall have the following meanings: (a) “including” shall mean “including but not limited to”; (b) “provisions” shall mean “provisions, terms, covenants and/or conditions”; (c) “lien” shall mean “lien, charge, encumbrance, security interest, mortgage or deed of trust”; (d) “obligation” shall mean “obligation, duty, covenant and/or condition”; and (e) “any of the Mortgaged Property” shall mean “the Mortgaged Property or any part thereof or interest therein”. Any act that Mortgagee is permitted to perform hereunder may be performed at any time and from time to time by Mortgagee or any person or entity designated by Mortgagee. Any act that is prohibited to Mortgagor hereunder is also prohibited to all lessees of any of the Mortgaged Property. Each appointment of Mortgagee as attorney-in-fact for Mortgagor under the Mortgage is irrevocable, with power of substitution and coupled with an interest. Subject to the applicable provisions hereof, Mortgagee has the right to refuse to grant its consent, approval or acceptance or to indicate its satisfaction, in its sole discretion, whenever such consent, approval, acceptance or satisfaction is required hereunder.
     SECTION 3.06. Multisite Real Estate Transaction. Mortgagor acknowledges that this Mortgage is one of a number of Other Mortgages and Collateral Documents that secure the Secured Obligations. Mortgagor agrees that the lien of this Mortgage shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of Mortgagee, and without limiting the generality of the foregoing, the lien hereof shall not be impaired by any acceptance by the Mortgagee of any security for or guarantees of any of the Secured Obligations hereby secured, or by any failure, neglect or omission on the part of Mortgagee to realize upon or protect any Secured Obligation or indebtedness hereby secured or any collateral security therefor including the Other Mortgages and other Collateral Documents. The lien hereof shall not in any manner be impaired or affected by any release (except as to the property released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, changing, modification or disposition of any of the Secured Obligations secured or of any of the collateral security therefor, including the Other Mortgages and other Collateral Documents or of any guarantee thereof, and Mortgagee may at its discretion foreclose, exercise any power of sale, or exercise any other remedy available to it under any or all of the Other Mortgages and other Collateral Documents without first exercising or enforcing any of its rights and remedies hereunder. Such exercise of Mortgagee’s rights and remedies under any or all of the Other Mortgages and other Collateral Documents shall not in any manner impair the indebtedness hereby secured or the lien of this Mortgage and any exercise of the rights or remedies of Mortgagee hereunder shall not impair the lien of any of the Other Mortgages and other Collateral Documents or any of Mortgagee’s rights and remedies thereunder. Mortgagor specifically consents and agrees that Mortgagee may exercise its rights and remedies hereunder and under the Other Mortgages and other Collateral Documents separately or concurrently and in any order that it may deem appropriate and waives any rights of subrogation.
     SECTION 3.07. No Oral Modification. This Mortgage may not be changed or terminated orally. Any agreement made by Mortgagor and Mortgagee after the date of this Mortgage relating to this Mortgage shall be superior to the rights of the holder of any intervening or subordinate Mortgage, lien or encumbrance.
ARTICLE IV
Particular Provisions
     This Mortgage is subject to the following provisions relating to the particular laws of the state wherein the Premises are located:
     SECTION 4.01. Applicable Law. This Mortgage shall be governed by and construed in accordance with the internal law of the state where the Mortgaged Property is located, except that Mortgagor expressly acknowledges that by their terms, the Credit Agreement and other Loan Documents (aside from those Other Mortgages to be recorded outside New York) shall be governed by the internal law of the State of New York, without regard to principles of conflict of law. Mortgagor and Mortgagee agree to submit to jurisdiction and the laying of venue for any suit on this Mortgage in the state where the Mortgaged Property is located.
     SECTION 4.02. General Authority of the Mortgagee. By acceptance of the benefits of this Mortgage, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Mortgagee as its agent hereunder, (b) to confirm that the Mortgagee shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Mortgage against Mortgagor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Mortgaged Property or Mortgagor’s obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Mortgage against any Mortgagor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Mortgage and (d) to agree to be bound by the terms of this Mortgage.
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     IN WITNESS WHEREOF, this Mortgage has been duly executed and delivered to Mortgagee by Mortgagor and is effective as of the date first above written.
WEST TELEMARKETING, LP
By West Transaction Services, LLC
Its general partner
By:        /s/ Paul M. Mendlik
Name:   Paul M. Mendlik
Title:     Manager

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